Exhibit 10.3
CHINA LODGING GROUP, LIMITED
AMENDED AND RESTATED 2009 SHARE INCENTIVE PLAN
     Section 1 . Purpose.
     The purpose of this China Lodging Group, Limited 2009 Share Incentive Plan is to enhance the ability of China Lodging Group, Limited to attract and retain exceptionally qualified individuals and to encourage them to acquire a proprietary interest in the growth and performance of the Company.
     Section 2 . Definitions.
     As used in this 2009 Plan, the following terms shall have the meanings set forth below:
     (a) "2009 Plan” shall mean this China Lodging Group, Limited 2009 Share Incentive Plan, as amended from time to time.
     (b) "Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.
     (c) "Applicable Laws” shall mean all laws, statutes, regulations, ordinances, rules or governmental requirements that are applicable to this 2009 Plan or any Award granted pursuant to this 2009 Plan, including but not limited to applicable laws of the People’s Republic of China, the United States and the Cayman Islands, and the rules and requirements of any applicable securities exchange.
     (d) "Award” shall mean any Option, award of Restricted Stock, Restricted Stock Unit or Other Stock-Based Award granted under this 2009 Plan.
     (e) "Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under this 2009 Plan, which may, but need not, be executed or acknowledged by a Participant.
     (f) "Board” shall mean the board of directors of the Company.
     (g) "Cause” shall mean, with respect to a Participant, the meaning defined in any employment agreement between the Participant and the Company then in effect or, if no such employment agreement is then in effect, “Cause” shall mean (i) the employee’s willful and continued failure substantially to perform his or her duties to the Company (other than as a result of total or partial incapacity due to physical or mental illness), (ii) dishonesty in the performance of the employee’s duties to the Company, (iii) the employee’s indictment for a felony under the laws of the jurisdiction in which the participant is employed (or, if there is no such concept as “indictment” in the applicable jurisdiction, such analogous procedural event following the employee’s arrest and prior to any conviction) or (iv) any other act or omission on the part of the employee which is materially injurious to the financial condition or business reputation of the Company or any of its Affiliates.
     (h) "Change of Control” shall mean the first to occur of:
     (i) an individual, corporation, partnership, group, associate or other entity or “person”, as such term is defined in Section 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), other than the Company or any employee benefit plan(s) sponsored by the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors;
     (ii) individuals who constitute the Board of Directors of the Company on the effective date of this 2009 Plan (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof; provided that any Approved Director, as hereinafter defined, shall be, for purposes of this subsection (ii), considered as though such person were a member of the Incumbent Board. An “Approved Director”, for purposes of this subsection (ii), shall mean any person becoming a director subsequent to the effective date of this 2009 Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee of the Company for director), but shall not include any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or “person” other than the Board;
     (iii) the consummation of a plan or agreement providing (A) for a merger or consolidation of the Company other than with a wholly-owned subsidiary and other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than

65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) for a sale, exchange or other disposition of all or substantially all of the assets of the Company; or
     (iv) in addition to the events described in subsections (i), (ii) and (iii), it shall be a “Change of Control” for purposes hereof for any Participant principally employed in the business of a Designated Business Unit, as hereinafter defined, if an event described in subsections (i), (ii) or (iii) shall occur, except that for purposes of this subsection (iv), references in such subsections to the “Company” shall be deemed to refer to the Designated Business Unit in the business of which the Participant is principally employed. A Change of Control described in this subsection (iv) shall apply only to a Participant employed principally by the affected Designated Business Unit. For purposes of this subsection (iv), “Designated Business Unit” shall mean specified subsidiaries and any other business unit identified as a Designated Business Unit by the Committee from time to time.
     (i) "Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time.
     (j) "Committee” shall mean a committee of the Board designated by the Board to administer this 2009 Plan. Unless otherwise determined by the Board, the Compensation Committee designated by the Board shall be the Committee under this 2009 Plan. In the absence of any Compensation Committee or any other related designation by the Board, the Board shall assume all of the powers and responsibilities under this 2009 Plan.
     (k) "Company” shall mean China Lodging Group, Limited, together with any successor thereto.
     (l) "Consultant” means any individual, including an advisor, who is engaged by the Company or an Affiliate to render services and is compensated for such services, and any director of the Company or an Affiliate whether or not compensated for such services.
     (m) "Employee” means any individual employed by the Company or an Affiliate.
     (n) "Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities) the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

     (o) "Option” shall mean an option granted under Section 6 hereof.
     (p) "Other Stock-Based Award” shall mean any right granted under Section 9 hereof.
     (q) "Participant” shall mean an individual granted an Award under this 2009 Plan.
     (r) "Qualified Exchange” shall mean the New York Stock Exchange, the NASDAQ Global Market, the Hong Kong Stock Exchange, the London Stock Exchange, and the Singapore Stock Exchange.
     (s) "Restricted Stock” shall mean any Share granted under Section 7 hereof.
     (t) "Restricted Stock Unit” shall mean a contractual right granted under Section 7 hereof that is denominated in Shares, each of which represents a right to receive the value of a Share (or a percentage of such value, which percentage may be higher than 100%) upon the terms and conditions set forth in this 2009 Plan and the applicable Award Agreement.
     (u) "Shares” shall mean ordinary shares of the Company, $0.0001 par value.
     (v) "Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by, or held by the employees of, a company or other entity or business acquired (directly or indirectly) by the Company or with which the Company combines.
     Section 3 . Eligibility.
     (a) Employees and Consultants are eligible to participate in this 2009 Plan. An Employee or Consultant who has been granted an Award may, if he or she is otherwise eligible, be granted additional Awards.
     (b) An individual who has agreed to accept employment by, or to provide services to, the Company or an Affiliate shall be deemed to be eligible for Awards hereunder as of the date of such agreement.
     Section 4 . Administration.
     (a) The 2009 Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. The Committee may issue rules and regulations for administration of this 2009 Plan. It shall meet at such times and places as it may determine. A majority of the members of the Committee or the subcommittee described in this Section 4(a) shall constitute a quorum.
     (b) Subject to the terms of this 2009 Plan and Applicable Law, the Committee shall have full power and authority to: (i) determine eligibility and designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under this 2009 Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under this 2009 Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer this 2009 Plan and any instrument or agreement relating to, or Award made under, this 2009 Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of this 2009 Plan; (ix) determine whether and to what extent Awards should comply or continue to comply with any requirement of statute or regulation; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this 2009 Plan.
     (c) All decisions of the Committee shall be final, conclusive and binding upon all persons, including the Company, the stockholders of the Company and the Participants.
     Section 5 . Shares Available for Awards.
     (a) Subject to adjustment as provided below, the maximum aggregate number of Shares that may be issued pursuant to all Awards shall not exceed 3,000,000.
     (b) If, after the effective date of this 2009 Plan, any Shares covered by an Award, or to which such an Award relates, are forfeited, cancelled or if such an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, to the extent of any such forfeiture or termination, shall again be, or shall become, available for issuance under this 2009 Plan.

     (c) In the event that any Option or other Award granted hereunder (other than a Substitute Award) is exercised through the delivery of Shares, or in the event that withholding tax liabilities arising from such Option or Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under this 2009 Plan shall be increased by the number of Shares so surrendered or withheld.
     (d) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.
     (e) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this 2009 Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 5(a) hereof, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.
     (f) Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for issuance under this 2009 Plan.
     Section 6 . Options.
     The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of this 2009 Plan, as the Committee shall determine:
     (a) The purchase price per Share under an Option shall be determined by the Committee and set forth in the Award Agreement.

     (b) The term of each Option shall be fixed by the Committee; provided, however, that the term shall be no more than ten years from the date of grant thereof.
     (c) The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.
     Section 7 . Restricted Stock and Restricted Stock Units.
     (a) The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.
     (b) Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.
     (c) Any share of Restricted Stock granted under this 2009 Plan may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock granted under this 2009 Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
     Section 8 . Other Stock-Based Awards.
     The Committee is hereby authorized to grant to Participants such other Awards (including, without limitation, stock appreciation rights and rights to dividends and dividend equivalents) that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of this 2009 Plan. Subject to the terms of this 2009 Plan, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 8 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, shall, except in the case of Substitute Awards, not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.
     Section 9 . General Provisions Applicable to Awards.
     (a) All Awards shall be evidenced by an Award Agreement between the Company and the Participant.
     (b) Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by Applicable Laws.
     (c) Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
     (d) Subject to the terms of this 2009 Plan, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.
     (e) Unless the Committee shall otherwise determine, no Award and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant, and to receive any property distributable, with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under Applicable Law, by the Participant’s guardian or legal representative. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company. The provisions of this paragraph shall not apply to any Award which has been fully exercised, earned or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.
     (f) All certificates for Shares or other securities delivered under this 2009 Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under this 2009 Plan or the rules, regulations, and other requirements of the United States Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any Applicable Laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     (g) Unless specifically provided to the contrary in any Award Agreement, upon a Change in Control, all Awards shall become fully vested and exercisable, and any restrictions applicable to any Award shall automatically lapse.
     Section 10 . Amendment and Termination.
     (a) Except to the extent prohibited by Applicable Laws and unless otherwise expressly provided in an Award Agreement or in this 2009 Plan, the Board may amend, alter, suspend, discontinue or terminate this 2009 Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply, (ii) shareholder approval for any amendment to this 2009 Plan that increases the total number of Shares reserved for the purposes of this 2009 Plan or changes the maximum number of Shares for which Awards may be granted to any Participant, or (iii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award.
     (b) The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award; provided, however, that no such action shall adversely affect the rights of any affected Participant or holder or beneficiary under any Award theretofore granted under this 2009 Plan; and provided further that, except as provided in Section 5(e) hereof, no such action shall reduce the exercise price of any Option established at the time of grant thereof.

     (c) The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5(e) hereof affecting the Company, or the financial statements of the Company, or of changes in Applicable Laws or accounting principles); whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this 2009 Plan.
     (d) Any provision of this 2009 Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.
     (e) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in this 2009 Plan or any Award in the manner and to the extent it shall deem desirable to carry this 2009 Plan into effect.
     Section 11 . Miscellaneous.
     (a) No employee, independent contractor, Participant or other person shall have any claim to be granted any Award under this 2009 Plan, and there is no obligation for uniformity of treatment of employees, independent contractors, Participants, or holders or beneficiaries of Awards under this 2009 Plan. The terms and conditions of Awards need not be the same with respect to each recipient.
     (b) The Committee may delegate to one or more officers or managers of the Company, or a committee of such officers or managers, its authority under this 2009 Plan; provided, however, that any delegation to management shall conform with the requirements of the laws of the Cayman Islands, as in effect from time to time.
     (c) No Shares shall be delivered under this 2009 Plan to any Participant until such Participant has made arrangements acceptable to the Committee for the satisfaction of any income and employment tax withholding obligations under all Applicable Laws. The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under this 2009 Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under this 2009 Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash,

Shares, other securities, other Awards or other property by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.
     (d) Except as otherwise expressly authorized by the Committee, a Participant shall not be entitled to any privilege of share ownership as to any Shares not actually delivered to and held of record by the Participant.
     (e) Nothing contained in this 2009 Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
     (f) The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant from employment or terminate the services of an independent contractor, free from any liability, or any claim under this 2009 Plan, unless otherwise expressly provided in this 2009 Plan or in any Award Agreement or in any other agreement binding the parties.
     (g) If any provision of this 2009 Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify this 2009 Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to Applicable Laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this 2009 Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of this 2009 Plan and any such Award shall remain in full force and effect.
     (h) Awards payable under this 2009 Plan shall be payable in Shares or from the general assets of the Company, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No Participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Shares, except as expressly otherwise provided) of the Company or one of its Subsidiaries by reason of any award hereunder.
     (i) Neither this 2009 Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

     (j) No fractional Shares shall be issued or delivered pursuant to this 2009 Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
     (k) In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Committee may, in its sole discretion, provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom applicable in the jurisdiction in which the Participant resides or is employed. Moreover, the Committee may approve such supplements to, amendments, restatements or alternative versions of this 2009 Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this 2009 Plan as in effect for any other purpose; provided, however, that no such supplements, restatements or alternative versions shall increase the share limitations contained in Section 5 hereof. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Laws.
     (l) The 2009 Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the Cayman Islands.
     Section 12 . Effective Date of 2009 Plan.
     The 2009 Plan shall be effective as of the date of its approval by the stockholders of the Company.
     Section 13 . Term of this 2009 Plan.
     No Award shall be granted under this 2009 Plan after the tenth anniversary of the effective date as determined in Section 12 hereof. However, unless otherwise expressly provided in this 2009 Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend this 2009 Plan, shall extend beyond such date.